EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Non-Officer Employee Stock Incentive Plan, as amended, of Electroglas, Inc. of our report dated January 21, 2002, with respect to the consolidated financial statements and schedule of Electroglas, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

San Jose, California

February 10, 2002